Exhibit 24(b)(11)


INDEPENDENT AUDITORS' CONSENT



Oppenheimer Equity Income Fund:


We consent to the use in this Post-Effective Amendment No. 46 to Registration Statement No. 2-33043 of our reports dated July 22, 1996 and September 23, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
October 22, 1996